                                   EXHIBIT B

                         [RESTRUCTURED DEBT AGREEMENT]

                          RESTRUCTURED DEBT AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of this 25th day of March, 1998, by and between RENTRAK CORPORATION, an Oregon corporation, having its principal place of business at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon 97220 ("Rentrak"), MORTCO, INC., an Oregon corporation and a wholly-owned subsidiary of Rentrak, having its principal place of business at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon 97220 ("Mortco"), VIDEO CITY, INC., a Delaware corporation, having its principal place of business at 6840 District Avenue, Bakersfield, California 93313 ("VCI"), SULPIZIO ONE, INC., a California corporation, having its principal place of business at 6840 District Avenue, Bakersfield, California 93313 ("Sulpizio"), and ADVENTURES IN VIDEO, INC., a Minnesota corporation, having its principal place of business at 1958 127th Lane, N.W., Coon Rapids, Minnesota 55448 ("AIV").

                                   RECITALS

     A. Rentrak distributes pre-recorded videocassettes pursuant to a lease arrangement known as Pay-Per-Transaction/SM/ (the "PPT System");

     B. VCI and Sulpizio are both engaged in the business of leasing, renting and selling pre-recorded videocassettes and currently participate in the PPT System pursuant to the following Rentrak National Account Agreements:

          1. VCI participates in the PPT System pursuant to a Rentrak National Account Agreement, which was originally entered into by Lee Video City, Inc. on December 16, 1994, and was amended and supplemented by a First Addendum, dated December 16, 1994, a Second Addendum, dated August 24, 1995, and a Third Addendum, dated June 19, 1996, which National Account Agreement was expressly assumed by VCI pursuant to an Assumption Agreement, dated January 7, 1997, in connection with the merger of Lee Video City, Inc. into VCI, and was further amended and supplemented by a Fourth Addendum, dated July 11, 1997 (collectively the "VCI PPT Agreement");

          2. Sulpizio participates in the PPT System pursuant to a Rentrak National Account Agreement entered into on December 16, 1994, as amended and supplemented by a First Addendum, dated December 16, 1994, a Second Addendum, dated August 24, 1995, and a Third Addendum, dated July 11, 1997 (collectively the "Sulpizio PPT Agreement"); and

     C. AIV previously participated in the PPT System pursuant to a Rentrak National Account Agreement entered into on July 17, 1992, as amended and supplemented by an

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Agreement, dated July 21, 1992, and a Letter Agreement, dated April 2, 1993
(collectively the "AIV PPT Agreement"), which Rentrak terminated by written notice on June 14, 1996;

     D. VCI desires to acquire Sulpizio, AIV and three other corporations, namely KDDJ Investments, Inc., a Minnesota corporation ("KDDJ"), Leptis Magna, Inc., dba Video Unlimited, a Colorado corporation, ("Leptis"), and Old Republic Entertainment, Inc., a California corporation ("Old Republic");

     E. VCI desires to structure the acquisitions of Sulpizio, AIV, KDDJ, Leptis, and Old Republic (individually a "Subsidiary" and collectively the "Subsidiaries") as reverse triangular mergers, whereby each of the Subsidiaries would become a wholly-owned subsidiary of VCI;

     F. VCI acknowledges and agrees that, as of March 6, 1998, it owed Rentrak at least $587,368.36 under the VCI PPT Agreement, which sum was comprised of (i) $464,234.10 in past due accounts receivable, based on accounts receivable invoiced through February 28, 1998, including interest computed through March 6, 1998; (ii) $31,570.00 in lost late fee revenues; and (iii) $91,564.26 in accounts receivable that were not then due and payable, based on accounts receivable invoiced through February 28, 1998. VCI further acknowledges and agrees that, as of March 23, 1998, it owes Rentrak an additional $514,692.26 under a Promissory Note executed by VCI in favor of Rentrak on February 28, 1997 (the "1997 VCI Note"), including interest and late fees computed through March 23, 1998.

     G. Sulpizio acknowledges and agrees that, as of March 6, 1998, it owed Rentrak at least $106,928.97 under the Sulpizio PPT Agreement, which sum was comprised of (i) $77,024.72 in past due accounts receivable, based on accounts receivable invoiced through February 28, 1998, including interest computed through March 6, 1998; and (ii) $29,904.25 in accounts receivable that were not then due and payable, based on accounts receivable invoiced through February 28, 1998. Sulpizio further acknowledges and agrees that, as of March 23, 1998, it owes Rentrak an additional $1,273,505.57, which sum is comprised of (i) a $4,155.92 PPT Deficiency (as defined in the Sulpizio PPT Agreement) for calendar year 1996, including interest calculated through March 23, 1998; (ii) $1,048,385.27 under a Revolving Credit Agreement, dated December 16, 1994, and a Senior Secured Revolving Note executed by Sulpizio in connection therewith on December 16, 1994 (the "1994 Sulpizio Note"), including interest computed through March 23, 1998; and (iii) $220,964.38 under a Loan Agreement, dated July 11, 1997 (the "1997 Loan Agreement"), of which $215,964.38 is owing under the 1997 Loan Agreement and a Promissory Note executed by Sulpizio in connection therewith on July 11, 1997 (the "1997 Sulpizio Note"), including interest computed through March 23, 1998, and $5,000.00 is owing under Article III of the 1997 Loan Agreement for reimbursement of legal expenses;

     H. VCI and Sulpizio acknowledge and agree that they both owe a PPT Deficiency (as defined in their respective PPT Agreements) for calendar year 1997, the amount of which has not yet been calculated, and that they owe other additional amounts to Rentrak under their respective

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PPT Agreements; that the enumeration of the foregoing amounts shall not be construed or operate as a release of VCI's and Sulpizio's obligation to pay all additional amounts determined to be due, including interest, late fees and related charges; and that Rentrak is not waiving any of its rights and remedies with respect to collecting any such additional amounts when due;

     I. Rentrak has filed a lawsuit against AIV in the United States District Court for District of Oregon (Case No. CV98-04-HA) seeking to recover certain past due accounts receivable and other amounts owing by AIV under the AIV PPT Agreement (the "AIV Lawsuit");

     J. Rentrak and AIV have compromised, settled and resolved all matters at issue in the AIV Lawsuit, subject to consummation of the transactions contemplated herein, and AIV acknowledges and agrees that it owes Rentrak the sum of $389,900.00 under the terms of such settlement;

     K. VCI, Sulpizio and AIV desire to work out an arrangement with Rentrak with respect to restructuring the above-identified indebtedness that they owe to Rentrak, excluding the current accounts receivable not yet due and payable, whereby (i) Rentrak would consent to VCI's acquisition of the Subsidiaries, (ii) VCI would pay Rentrak the sum of $810,496.36 in cash, and issue a promissory note in the principal sum of $200,000.00 upon closing such acquisitions, and
(iii) Rentrak would cancel certain indebtedness owing by Sulpizio and AIV in exchange for certain shares of VCI stock being issued to Mortco, and a promissory note being issued to Mortco; and

     L. Rentrak is willing to restructure the above-identified indebtedness owing by VCI, Sulpizio and AIV, excluding the current accounts receivable not yet payable, based on the terms and conditions set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements contained herein, the parties agree as follows:

1.   RESTRUCTURING SPECIFIC INDEBTEDNESS OWING TO RENTRAK BY SULPIZIO AND AIV.

     1.1 ISSUANCE OF VCI SHARES. At Closing VCI shall issue to Mortco and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Mortco shall accept from VCI, a total of 665,112 shares of VCI's authorized and

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unissued voting common stock (the "VCI Shares") in consideration of Rentrak's cancellation of the following indebtedness owing by Sulpizio and AIV:

          1.1.1 CANCELLATION OF SPECIFIC INDEBTEDNESS OWING BY SULPIZIO. VCI shall issue 470,162 shares of its authorized and unissued voting common stock to Mortco in exchange for Rentrak's cancellation of an aggregate of $940,324.31 of indebtedness owing by Sulpizio, which represents:

               (a) $77,024.72 owed in past due accounts receivable as of March 6, 1998, based on accounts receivables invoiced through February 28, 1998, including interest computed through March 6, 1998, and a $4,155.92 PPT Deficiency for calendar year 1996, including interest computed through March 23, 1998;

               (b) $220,964.38 owing under the 1997 Sulpizio Note, including interest computed through March 23, 1998, and an additional $5,000.00 owing under the 1997 Loan Agreement for reimbursement of legal expenses; and

               (c) $638,179.29 of the $1,048,385.27 balance owing under the 1994 Sulpizio Note, including interest calculated through March 23, 1998.

          1.1.2 CANCELLATION OF SPECIFIC INDEBTEDNESS OWING BY AIV. VCI shall issue 194,950 shares of its authorized and unissued voting common stock to Mortco in exchange for Rentrak's cancellation of the $389,900.00 that AIV owes to Rentrak under the terms of the settlement of the AIV Lawsuit.

     1.2 PROMISSORY NOTE FROM SULPIZIO. At Closing Rentrak and Sulpizio shall convert the remaining $410,205.98 of the balance owing under the 1994 Sulpizio
Note into a new Promissory Note in the form attached hereto as Exhibit A (the "Sulpizio Note"), and Sulpizio shall pay such $410,205.98 in strict compliance with the terms of such Sulpizio Note.

     1.3 CASH AND PROMISSORY NOTE FROM VCI. At Closing VCI shall pay $810,496.36 to Rentrak in readily available funds at Closing, which represents
(i) $264,234.10 of the $464,234.10 owed by VCI in past due accounts receivable as of March 6, 1998, based on accounts receivable invoiced through February 28, 1998, including interest and late fees computed through March 6, 1998; (ii) $31,570.00 owing by VCI in lost late fee revenues; and (iii) $514,692.26 owing by VCI under the 1997 VCI Note, including interest and late fees computed through March 23, 1998. At Closing VCI shall issue a Promissory Note to Mortco in the principal sum of $200,000.00, in the form attached hereto as Exhibit B (the "VCI Note"), which represents the balance owed by VCI in past due accounts receivable as of March 6, 1998, based on accounts receivable invoiced through February 28, 1998, including interest and late fees computed through March 6, 1998.

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     1.4  CLOSING. The transactions contemplated by this Agreement, specifically including without limitation the issuance of the VCI Shares to Rentrak as contemplated by Section 1.1 above, shall be closed (the "Closing") simultaneously with the closing of VCI's acquisition of the five Subsidiaries on or about March 24, 1998, at the Law Offices of Troy & Gould, 1801 Century Park East, 16th Floor, Los Angeles, California 90067, or at such other time, date and place as the parties hereto shall mutually agree in writing. The date on which the Closing shall occur is herein referred to as the "Closing Date."

     1.5 ACTIONS TO BE TAKEN AT CLOSING. The parties agree to take the following actions at Closing, each of which shall be conditional on completion of all other actions and all of which shall be deemed to take place simultaneously:

          1.5.1 CLOSING OF VCI'S ACQUISITIONS OF SUBSIDIARIES. VCI shall close on the acquisition of each Subsidiary in strict compliance with the terms and conditions set forth in the Merger Agreements attached hereto as Exhibits C-1 through C-5.

          1.5.2 DELIVERY OF CERTIFICATES REPRESENTING THE VCI SHARES. VCI shall issue and deliver to Mortco a stock certificate evidencing the 665,112 shares of voting common stock being issued to Mortco under Section 1.1, registered in Mortco's name.

          1.5.3 STOCK LEGEND. The stock certificate delivered to Mortco in compliance with Section 1.5.2 shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS (THE "ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACTS IS IN EFFECT WITH REGARD THERETO OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. AN OPINION OF COUNSEL SHALL, UPON REQUEST BY VCI, BE FURNISHED OPINING AS TO THE AVAILABILITY OF AN EXEMPTION.

          1.5.4 PAYMENT BY VCI TO RENTRAK. VCI shall pay the sum of $810,496.36 to Rentrak by wire transfer to an account designated by Rentrak.

          1.5.5 OTHER AGREEMENTS. The parties shall, as applicable, execute and deliver the following agreements at Closing:

               (a) LOAN AGREEMENT, SULPIZIO PROMISSORY NOTE, AND VCI PROMISSORY NOTE. Sulpizio shall execute the Sulpizio Note and the Loan Agreement attached hereto as Exhibits A and D, respectively, and deliver th e

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          same to Mortco at Closing. VCI shall execute the VCI Note and deliver the same to Rentrak at Closing.

               (b) SUBORDINATED SECURITY AGREEMENTS AND GUARANTY. VCI shall grant to Rentrak and Mortco a security interest in all of its properties and assets, as security for the timely payment and performance of the Sulpizio Note, the VCI Note, and the Loan Agreement, based on the terms and conditions set forth in the Subordinated Security Agreement attached hereto as Exhibit E (the "VCI Security Agreement"). Sulpizio shall grant to Rentrak and Mortco a security interest in all of its property and assets, as security for the timely payment and performance of the Sulpizio Note, the VCI Note, the Sulpizio Loan Agreement, the Sulpizio PPT Agreement, the VCI/Subsidiaries PPT Agreement, and certain other obligations owing from Sulpizio to Rentrak and Mortco, based on the terms and conditions set forth in the Subordinated Security Agreement attached hereto as Exhibit F (the "Sulpizio Security Agreement"). VCI and Sulpizio shall execute their respective Security Agreements and deliver the same to Rentrak and Mortco at Closing. VCI shall unconditionally and irrevocably guarantee payment of the Sulpizio Note, and certain other obligations owing by the Subsidiaries to Rentrak and Mortco, in strict compliance with the terms and conditions of the Guaranty attached hereto as Exhibit G (the "Guaranty"), which VCI shall execute and deliver to Mortco at Closing.

               (c) VCI/SUBSIDIARIES PPT AGREEMENT. VCI and each Subsidiary shall execute the new Rentrak Chain or Multiple Store Account Agreement and First Addendum to Rentrak Chain or Multiple Store Account Agreement attached hereto as Exhibit H (collectively the "VCI/Subsidiaries PPT Agreement") and deliver the same to Rentrak at Closing.

               (d) REGISTRATION RIGHTS AGREEMENT. VCI shall grant to Mortco, with respect to the VCI Shares being issued to Mortco under Section
          1.1 above and the VCI shares being issued to Mortco in connection with VCI's acquisition of Sulpizio, the registration rights set forth in the Registration Rights Agreement attached hereto as Exhibit I (the "Registration Rights Agreement"). VCI shall execute the Registration Rights Agreement and deliver the same to Mortco at Closing.

               (e) RESTATED WARRANTS. Lee Video City, Inc., which merged with and into VCI on January 7, 1997, granted two separate warrants to Rentrak to purchase certain shares of its common stock, the terms and conditions of which are set forth in a Warrant Certificate, dated August 24, 1995 (the "First Warrant"), and a Warrant Certificate, dated June 19, 1996 (the "Second Warrant"). VCI assumed, as a result of the merger, all obligations of Lee Video City, Inc. under the First Warrant and the Second Warrant. Rentrak has assigned, as of the date

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          hereof, all of its right, title and interest in the First Warrant and the Second Warrant to Mortco. The terms and conditions of the First Warrant are restated in a new Warrant Certificate attached hereto as Exhibit J (the "First Restated Warrant") and the terms and conditions of the Second Warrant are restated in a new Warrant Certificate attached hereto as Exhibit K (the "Second Restated Warrant"), which VCI shall execute and deliver to Rentrak at Closing.

               (f) SETTLEMENT AGREEMENT. Rentrak, AIV, and David Ballstadt shall execute the Settlement Agreement attached hereto as Exhibit L at Closing.

          1.5.6 ADDITIONAL DELIVERIES. The parties hereto shall execute and deliver all other documents and certificates required to be delivered at Closing pursuant to this Agreement.

     1.6 CANCELLATION OF NOTES. Rentrak and Sulpizio shall, effective on the satisfaction of all the conditions precedent set forth in Section 4.1 and the Closing of the transactions contemplated by this Agreement, cancel the Revolving Credit Agreement, dated December 16, 1994, and the 1994 Sulpizio Note executed by Sulpizio on connection therewith; the Loan Agreement, dated July 11, 1997, and the 1997 Sulpizio Note executed by Sulpizio in connection therewith; and the 1997 VCI Note, all which instruments shall thereafter be deemed null and void and of no further binding force and effect.

     1.7 CONSENT TO SALE OF VCI FILM LIBRARY. Effective on the satisfaction of all the conditions precedent set forth in Section 4.1 and the Closing of the transactions contemplated by this Agreement, Rentrak consents to the sale of VCI's rights in the motion picture titles listed in Schedule 1.7, which consent VCI must obtain pursuant to Section 6.1 of that certain Stock Purchase Agreement, dated December 16, 1994, by and between Mortco and Lee Video City, Inc., the terms of which VCI expressly assumed under that certain Assumption Agreement, dated January 7, 1997, by and between Rentrak, Mortco, and Prism Entertainment Corporation (nka VCI).

2. REPRESENTATIONS AND WARRANTIES OF VCI, SULPIZIO AND AIV. As a material inducement to Rentrak and Mortco to enter into this Agreement, VCI, Sulpizio and AIV, jointly and severally, make the following representations and warranties to Rentrak and Mortco:

     2.1 ORGANIZATION AND STANDING. VCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Sulpizio is a corporation duly organized, validly existing and in good standing under the laws of the State of California; AIV is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; KDDJ is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; Leptis is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; and Old Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of California. VCI and each Subsidiary have all requisite corporate power and authority for the ownership and

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operation of their properties and for the carrying on of their business as now conducted or as now proposed to be conducted. VCI and each Subsidiary is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it makes such licensing or qualification necessary.

     2.2 AUTHORIZATION; CORPORATE ACTION. VCI and each Subsidiary, as applicable, have all necessary corporate power and authority, and have taken all corporate action required, to enter into, execute and deliver this Agreement and all other agreements and instruments contemplated herein, including all Exhibits attached hereto (collectively the "Related Documents"), to fully perform their obligations hereunder and thereunder, and to carry out and consummate the transactions contemplated hereby and thereby. This Agreement and the Related Documents have been duly executed and delivered by duly authorized officers of VCI and each Subsidiary, as applicable, and are the legal, valid, and binding obligations of VCI and each Subsidiary, as applicable, enforceable in accordance with their terms. A sufficient number of authorized but unissued shares of voting common stock of VCI have been reserved by appropriate corporate action in connection with the prospective exercise of the Restated Warrant, and the issuance of the VCI Shares is not, and the issuance of the shares upon exercise of the First Restated Warrant and Second Restated Warrant will not, be subject to preemptive rights or other preferential rights in any present or future shareholders of VCI and will not conflict with any provision of any agreement or instrument to which VCI is a party or by which it or its property is bound.

     2.3 CAPITALIZATION; STATUS OF CAPITAL STOCK. The authorized capital stock of VCI consists solely of 20,000,000 shares of voting common stock, $.01 par value, of which an aggregate of 9,773,927 shares are presently issued and outstanding. After giving effect to the transactions described herein, an aggregate of 11,859,039 shares of VCI common stock will be issued and outstanding. All of the outstanding shares of capital stock of VCI have been duly authorized, are validly issued, and are fully paid and nonassessable. The VCI Shares, when issued and delivered in accordance with the terms of this Agreement, and the shares to be issued to Mortco upon exercise of the First Restated Warrant and the Second Restated Warrant, when issued in accordance with the terms of the First Restated Warrant and the Second Restated Warrant, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all claims, pledges, liens, encumbrances and restrictions of every kind. Except as otherwise set forth in Schedule 2.3, no options, warrants, subscriptions or purchase rights of any nature to acquire from VCI or any Subsidiary shares of capital stock or other securities are authorized, issued or outstanding, nor is VCI or any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement. Except as set forth in Schedule 2.3, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital stock of VCI or any Subsidiary. There are no agreements, understandings, trusts or other understandings concerning transfers of the capital stock of VCI or any Subsidiary, except as contemplated by this Agreement. The offer and sale of all capital stock and other securities of VCI and each Subsidiary issued before the Closing complied with or were exempt from all applicable federal

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and state securities laws and no stockholder has a right of rescission with respect thereto. VCI shall own, upon closing on the acquisition of each Subsidiary in compliance with the Merger Agreements attached hereto as Exhibits C-1 through C-5, all of the issued and outstanding capital stock of each Subsidiary.

     2.4 REGISTRATION RIGHTS. Except as set forth in Schedule 2.4, neither VCI nor any Subsidiary has granted any registration rights of any kind or nature, including but not limited to piggy-back registration rights, to any person or entity and has not otherwise agreed to register any of its authorized or outstanding securities under the Securities Act of 1933.

     2.5 ARTICLES OF INCORPORATION, BYLAWS AND CORPORATE RECORDS. VCI has delivered to Rentrak a true and complete copy of VCI's and each Subsidiary's Articles of Incorporation, and a true and complete copy of VCI's and each Subsidiary's Bylaws, as amended and in effect on the date hereof, certified by the Secretary of VCI and each Subsidiary, as applicable. The corporate minute book of VCI and each Subsidiary contains true and complete records of all meetings of, and all corporate action taken by, their respective Board of Directors (and any committees thereof) and shareholders since the date of their incorporation, including all actions taken by written consents in lieu of meetings. The stock books of VCI and each Subsidiary, including stock ledgers and stock transfer records, are true, correct and complete.

     2.6 SUBSIDIARIES. Neither VCI nor any Subsidiary own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any corporation, limited liability company, partnership, association, trust, joint venture or other entity, except as will result from the consummation of the transactions contemplated herein.

     2.7 FINANCIAL STATEMENTS. The books of account and records of VCI and each Subsidiary are true, correct and complete in all material respects, fairly and accurately reflect their income, expenses, assets and liabilities, and provide a fair and accurate basis for the preparation of their financial statements and tax returns. VCI's unaudited financial statements for the nine-month period ending October 31, 1997, including without limitation VCI's balance sheet, related statement of income and retained earnings for the nine-month period then ended and statement of cash flow (collectively the "VCI Financial Statements"); Sulpizio's unaudited balance sheet and related statement of income for the year ending December 31, 1997 (collectively the "Sulpizio Financial Statements"); AIV's unaudited balance sheet and related statement of income for the year ending December 31, 1997 (collectively the "AIV Financial Statements"); KDDJ's unaudited balance sheet and related statement of income for the year ending December 31, 1997 (collectively the "KDDJ" Financial Statements"); Leptis' unaudited balance sheet and related statement of income for the year ending December 31, 1997 (collectively the "Leptis Financial Statements"); and Old Republic's unaudited balance sheet and related statement of income for the six-month period ending December 31, 1997 (collectively the "Old Republic Financial Statements"), are set forth in Schedule 2.7. The VCI Financial Statements, the Sulpizio Financial Statements, the AIV Financial Statements, the KDDJ Financial Statements, the Leptis Financial Statements, and the Old Republic Financial

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Statements (including any related notes and schedules) are true, correct, and complete; fairly present VCI's and each Subsidiary's financial condition at the dates thereof and the results of its operations for the periods then ended; and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Since October 31, 1997, there has been no material adverse change in the business, assets or condition, financial or otherwise, or in the operations or prospects, of VCI. Since December 31, 1997, there has been no material adverse change in the business, assets or condition, financial or otherwise, or in the operations or prospects, of Sulpizio, AIV, KDDJ, Leptis, or Old Republic.

     2.8 NO UNDISCLOSED LIABILITIES. VCI has no debts, liabilities or obligations of any nature whatsoever, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, other than (i) those liabilities fully and adequately reflected or reserved against on the VCI Financial Statements, or in the notes thereto, and (ii) those liabilities incurred in the ordinary course of business consistent with past practices since October 31, 1997. Each of Sulpizio, AIV, KDDJ, Leptis and Old Republic has no debts, liabilities or obligations of any nature whatsoever, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, other than (i) those liabilities fully and adequately reflected or reserved against on the Sulpizio Financial Statements, the AIV Financial Statements, the KDDJ Financial Statements, the Leptis Financial Statements, and the Old Republic Financial Statements, or in the notes thereto, and (ii) those liabilities incurred in the ordinary course of business consistent with past practices since December 31, 1997.

     2.9 ACTIVITIES SINCE BALANCE SHEET DATE. Except as set forth in Schedule 2.9, since December 31, 1997, each of Sulpizio, AIV, KDDJ, Leptis and Old Republic has not, and since October 31, 1997, VCI has not: (i) suffered any material adverse change in its financial condition, liabilities, assets, business or prospects; (ii) suffered any destruction, damage to, or loss of any asset (whether or not covered by insurance) that materially and adversely affects its financial condition, business or prospects; (iii) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business consistent with past practices; (iv) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;
(v) sold, transferred or otherwise disposed of any of its assets, tangible or intangible, or any interest therein, except in the ordinary course of business consistent with past practices; (vi) declared, set aside or paid any dividend or made any other distribution in respect to its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock; (vii) issued or sold any shares of its capital stock of any class; (viii) increased its indebtedness for borrowed money, or made any loan, advance or guaranty to or for the benefit of any person or entity; (ix) otherwise conducted its business or entered into any agreement, contract, commitment or transaction, except in the usual and ordinary manner and in the ordinary course of business; or (x) agreed, whether or not in writing, to do any of the foregoing.

     2.10 TITLE TO ASSETS. Except as set forth in Schedule 2.10, VCI and each Subsidiary owns outright and holds good and marketable title to all of their assets and properties, tangible

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and intangible, of every nature and description, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all liens, pledges, charges, and encumbrances of any nature whatsoever.

     2.11 COMPLIANCE WITH OTHER INSTRUMENTS. The execution and delivery of this Agreement and the Related Documents, the consummation of the transactions contemplated hereby and thereby, and the performance by VCI and each Subsidiary of its obligations hereunder and thereunder will not (i) violate any provision of VCI's or any Subsidiary's Articles of Incorporation or Bylaws; (ii) violate, conflict with or result in the breach of any of the terms of, result in a modification of the effect of, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which VCI or any Subsidiary is a party or by or to which VCI or any Subsidiary is bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, VCI or any Subsidiary or upon the securities, properties or business of VCI or any Subsidiary; or (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to VCI or any Subsidiary or to the securities, properties or business of VCI or any Subsidiary. VCI and each Subsidiary is in full compliance in all respects with the terms and provisions of its Articles of Incorporation and Bylaws, as amended and in effect as of the date hereof, and in compliance in all material respects with the terms and provisions of all leases, agreements and other instruments by which it is bound or to which it or any of its respective properties or assets are subject.

     2.12 BROKERS AND FINDERS. Neither VCI nor any Subsidiary has employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken any action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment (collectively "Fees"), except for John Sheehy of Sphere Capital Corporation. VCI and each Subsidiary, jointly and severally, agree to defend, indemnify and hold Rentrak and Mortco harmless from any Fees to John Sheehy or Sphere Capital Corporation, or any other person or entity claimed to be engaged by VCI or any Subsidiary in connection with the transactions contemplated by this Agreement.

     2.13 EMPLOYMENT AND LABOR RELATIONS MATTERS. VCI and each Subsidiary have paid or made provision for the payment of all salaries and wages accrued through the date hereof. VCI and each Subsidiary has complied with all labor and employment laws, including all Federal, state and local laws and regulations relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Neither VCI nor any Subsidiary is a party to, nor otherwise subject to, any collective bargaining or other agreement covering wages, hours, and terms of employment of their respective employees.

     2.14 CONTRACTS AND COMMITMENTS. Schedule 2.14 contains a true and complete list and description of all contracts, agreements, commitments and undertakings of any nature, written or oral, of VCI and each Subsidiary, each of which involves future payments,

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

performance of services, or delivery of goods or materials to or by VCI or any Subsidiary of an aggregate amount of value in excess of $50,000, or which otherwise is material to the respective operations, assets, business or financial condition of VCI or any Subsidiary (collectively, the "Material Contracts"). All of the Material Contracts listed on Schedule 2.14 are in full force and effect and are binding upon VCI and each Subsidiary, as applicable, and the other parties thereto; VCI and each Subsidiary, as applicable, have fully performed all of their obligations thereunder; and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder.

     2.15 COMPLIANCE WITH LAWS. VCI and each Subsidiary is now and has at all times been in compliance in all material respects with all laws, rules, regulations, codes, ordinances, requirements, decrees and orders applicable to their respective businesses. Neither VCI nor any Subsidiary is under investigation or charged with any violation or alleged violation of any federal, state, local or other law or regulation which would have any material adverse effect on its business, prospects, financial condition, operation, property, or affairs.

     2.16 THIRD-PARTY AND GOVERNMENTAL APPROVALS. All authorizations, consents, and approvals of, and licenses, exemptions of or filings or registrations with, all third-parties, courts or governmental departments, commissions, boards, bureaus, agencies or instrumentalities, domestic or foreign, that are necessary for the execution and delivery by VCI and each Subsidiary, as applicable, of this Agreement and the Related Documents, for the offer, issue, sale and delivery of VCI Shares, or for the performance by VCI and each Subsidiary, as applicable, of their respective obligations under this Agreement and the Related Documents, have been obtained.

     2.17 LITIGATION. Except as set forth in Schedule 2.17, there is no litigation or governmental proceeding or investigation pending or, to the best knowledge of VCI and each Subsidiary, after due inquiry, threatened against VCI or any Subsidiary, affecting any of their respective properties or assets, nor, to the best knowledge of VCI and each Subsidiary, after due inquiry, has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted. Neither VCI nor any Subsidiary is in default with respect to any order, writ, injunction, decree, ruling or decision of any court commission, board, or other government agency.

     2.18 TAXES. VCI and each Subsidiary have accurately prepared and timely filed all federal, state, and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in their respective Financial Statements for all current taxes and other charges to which they are subject and which are not currently due and payable. After due inquiry, neither VCI nor any Subsidiary knows of any additional assessments or adjustments pending or threatened against them for any period, nor of any basis for any such assessments or adjustments.

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     2.19 INTELLECTUAL PROPERTY RIGHTS. The conduct of VCI's and each
Subsidiary's business does not infringe or conflict with, and has not in the past infringed or conflicted with, and neither VCI nor any Subsidiary is in receipt of any notice or complaint of conflict with or infringement of, or misappropriation of the asserted rights of others in, any patents, trademarks, copyrights, trade secrets, or other intellectual property rights.

     2.20 ERISA. Neither VCI nor any Subsidiary presently maintain or contribute to, and have never in the past maintained or contributed to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not such employee benefit plan is otherwise exempt from the provisions of ERISA.

     2.21 INSURANCE COVERAGE. VCI and each Subsidiary maintains insurance policies, including fire and casualty insurance policies, worker's compensation insurance policies, and public liability insurance policies, that are customarily carried by comparable businesses that insure VCI and each Subsidiary, and their respective properties and businesses against such losses and risks, and in such amounts as in their best judgment are customary and acceptable for the nature and extent of its business.

     2.22 BOOKS AND RECORDS. VCI's and each Subsidiary's books of account, ledgers, order books, records and documents accurately and completely reflect all material information relating to their respective businesses, the location and collection of their assets, and the nature of all transactions giving rise to their obligations and accounts receivable.

     2.23 CONFLICTS OF INTEREST. No officer, director or stockholder of VCI or any Subsidiary, or any affiliate, as such term is defined in Rule 405 under the Securities Act of 1933 ("Affiliates"), of any such entities, has any direct or indirect interest (i) in any entity which does business with VCI or any Subsidiary, (ii) in any property, asset or right which is used by VCI or any Subsidiary in the conduct of its business, or (iii) in any contractual relationship with VCI or any Subsidiary other than as an employee.

     2.24 SECURITIES LAWS. VCI has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the VCI Shares and the shares to be issued upon exercise of the Restated Warrant.

     2.25 STORE LEASES. Schedule 2.25 sets forth all real property leased by VCI and each Subsidiary, including the location of the leased property (the "Leases"). Each of the Leases listed on Schedule 2.25 is in full force and effect and is binding upon VCI and each Subsidiary, as applicable, and on the other parties thereto; VCI and each Subsidiary, as applicable, have fully performed all of their obligations thereunder, including paying all rents and payments due to date thereunder in full; and there exists no default or event of default or event, occurrence, condition

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

or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder.

     2.26 DISCLOSURE. Neither this Agreement, the Related Documents, nor any other agreement, document, certificate or written statement furnished to Rentrak, Mortco, or their counsel, by or on behalf of VCI or any Subsidiary in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of VCI or any Subsidiary which has not been disclosed herein or in writing by them to Rentrak and Mortco and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or otherwise, of VCI or any Subsidiary.

3. REPRESENTATIONS AND WARRANTIES OF MORTCO. As a material inducement to VCI, Sulpizio, and AIV to enter into this Agreement, Mortco makes the following representations and warranties:

     3.1 INVESTMENT INTENT. Mortco is acquiring the VCI Shares for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "1933 Act"). Mortco acknowledges that VCI Shares have not been registered under the 1933 Act or any state securities laws, and that such shares may not be resold without registration under the 1933 Act or applicable state securities laws or an exemption therefrom. Mortco is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

     3.2 AUTHORIZATION. This Agreement and the Related Documents have been duly authorized by all necessary corporate action on the part of Mortco and Rentrak, as the case may be, and have been duly executed and delivered by Mortco and Rentrak, and are valid and binding agreements, enforceable in accordance with their terms.

     3.3 NO BROKERS OR FINDERS. Neither Mortco nor Rentrak have employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken any action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

4.   CONDITIONS OF CLOSING.

     4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF RENTRAK AND MORTCO. The obligations of Rentrak and Mortco to consummate the transactions contemplated by this Agreement, are subject, in Rentrak's and Mortco's sole discretion, to the fulfillment of each of the following

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

conditions precedent on or prior to the Closing Date, any of which may be waived in whole or in part by Rentrak and Mortco:

          4.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of VCI, Sulpizio and AIV under this Agreement shall be true and correct in all respects at and as of the Closing Date with the same effect as though made on and as of the Closing Date.

          4.1.2 COMPLIANCE WITH AGREEMENT. VCI and each Subsidiary, as applicable, shall have performed and complied with all agreements or conditions required by this Agreement and the Related Documents to be performed and complied with by them prior to or as of the Closing Date, specifically including without limitation taking all actions required under Section 1.5 above.

          4.1.3 SIMULTANEOUS CLOSING OF VCI'S ACQUISITIONS OF SUBSIDIARIES. VCI shall have simultaneously closed on the acquisition of each Subsidiary in strict compliance with the terms and conditions set forth in the Merger Agreements attached hereto as Exhibits C-1 through C-5. VCI shall have issued and delivered to Mortco, in connection with VCI's acquisition of Sulpizio, a stock certificate evidencing 9,900 shares of VCI's authorized and unissued voting common stock, fully paid and nonassessable.

          4.1.4 NO EVENT OF DEFAULT. No condition or event which would constitute an Event of Default (as such term is defined in Section 7.1), or which, after notice or lapse of time or both, would constitute an Event of Default, shall exist at the time of Closing.

          4.1.5 CLOSING CERTIFICATE. VCI, Sulpizio and AIV shall have each delivered to Rentrak and Mortco, a certificate, duly signed by their respective Presidents or Chief Executive Officers, dated as of the Closing Date, certifying that the conditions specified in Sections 4.1.1, 4.1.2, 4.1.3 and 4.1.4 have been satisfied and fulfilled.

          4.1.6 OPINION OF COUNSEL. VCI, Sulpizio and AIV shall have delivered to Rentrak and Mortco an opinion of counsel for VCI, Sulpizio and AIV in form and substance satisfactory to Rentrak and Mortco, dated as of the Closing Date.

          4.1.7 EXECUTION AND DELIVERY OF DOCUMENTS. VCI, Sulpizio, AIV, KDDJ, Leptis, Old Republic, and David Ballstadt, as applicable, shall have executed and delivered to Rentrak and Mortco this Agreement and all other documents required to be executed and delivered at Closing hereunder, specifically including without limitation the Sulpizio Note, the VCI Note, the Loan Agreement, the VCI Security Agreement, the Sulpizio Security Agreement, the Guaranty, the VCI/Subsidiaries PPT Agreement, the Registration Rights Agreement, the First Restated Warrant, the Second Restated Warrant, and the Settlement Agreement, attached hereto as Exhibits A, B, D, E, F, G, H, I, J, K and L respectively.

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

          4.1.8 QUALIFICATION UNDER STATE SECURITIES LAWS. All registrations, qualifications, permits and approvals required under applicable state and federal securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of VCI Shares and shall have been obtained.

          4.1.9 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to Rentrak and Mortco. VCI shall have delivered to Mortco (i) a certificate from the Secretary of the State of Delaware to the effect that VCI is incorporated and in good standing in Delaware; (ii) a certificate from the Secretary of State of the State of California to the effect that Sulpizio is incorporated and in good standing in California; and (iii) a copy of the resolutions of the Board of Directors of VCI, Sulpizio and AIV, respectively, approving this Agreement and the Related Documents and the transactions contemplated hereby and thereby, certified by their respective Secretaries as being true and correct.

          4.1.10 NO LITIGATION. No suit, action, governmental proceeding or order shall have been instituted or threatened which makes the transactions contemplated hereby illegal or otherwise prohibited or otherwise seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

          4.1.11 THIRD-PARTY CONSENTS. All consents and approvals from parties to contracts or other agreements with VCI or any Subsidiary that may be required in connection with the performance by VCI and each Subsidiary of their obligations under this Agreement or the continuance of such contracts or other agreements with VCI or any Subsidiary after the Closing shall have been obtained.

     4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF VCI, SULPIZIO AND AIV. The obligations of VCI, Sulpizio and AIV to consummate the transactions contemplated by this Agreement are subject, in the discretion of VCI, Sulpizio and AIV, to the fulfillment prior to or on the Closing Date of each of the following conditions, any of which may be waived in whole or in part by VCI, Sulpizio and
AIV:

          4.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Mortco under this Agreement shall be true and correct in all respects at and as of the Closing Date with the same effect as though made on and as of the Closing Date.

          4.2.2 COMPLIANCE WITH AGREEMENT. Rentrak and Mortco shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

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

          4.2.3 SIMULTANEOUS CLOSING OF VCI'S ACQUISITIONS OF SUBSIDIARIES. VCI shall have simultaneously closed on the acquisition of each Subsidiary in strict compliance with the terms and conditions set forth in the Merger Agreements attached hereto as Exhibits C-1 through C-5.

          4.2.4 EXECUTION AND DELIVERY OF DOCUMENTS. Rentrak and Mortco, as the case may be, shall have executed this Agreement and all other documents required to be executed and delivered by them at Closing hereunder.

          4.2.5 NO LITIGATION. No suit, action, governmental proceeding or order shall have been instituted or threatened which makes the transactions contemplated hereby illegal or otherwise prohibited or otherwise seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

5. AFFIRMATIVE COVENANTS OF SULPIZIO. VCI and Sulpizio hereby jointly and severally covenant and agree that, unless Mortco shall otherwise give its prior written consent, which consent may be withheld in its sole discretion, Sulpizio shall perform and VCI shall cause Sulpizio to perform, all of the following covenants, which shall be deemed continuing covenants:

     5.1 CORPORATE EXISTENCE. Sulpizio shall maintain and preserve its corporate existence in good standing and all rights, franchises and other authorizations adequate for the conduct of its business.

     5.2 BOOKS OF ACCOUNT AND RESERVES. Sulpizio shall keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with generally accepted accounting principles, consistently applied. Sulpizio will employ a nationally recognized accounting firm as its independent accountants. Sulpizio will have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give reports or opinions with respect to the financial statements of Sulpizio.

     5.3 FURNISHING OF FINANCIAL STATEMENTS AND INFORMATION. Sulpizio shall deliver to Mortco:

          (a) Within five days of their availability, but in any event within 20 days after the close of each month starting March 1998, an unaudited consolidated balance sheet of VCI as of the end of such month, together with the related unaudited consolidated statement of the results of operation (which shall also set forth by way of comparison the budgeted figures), and statements of changes in financial position and stockholders' equity for such month and for the period from the beginning of the fiscal year to the end of such month and, in comparative form, figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by an authorized accounting

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

     officer of VCI to be accurate to the best of his knowledge and belief, subject to year-end adjustments;

          (b) Within five days of their availability, but in any event within 90 days after the end of each fiscal year, an audited consolidated balance sheet of VCI, as of the end of such fiscal year, together with the related consolidated statements of income and retained earnings and changes in financial position for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by VCI's independent public accountants, which accountants shall have given VCI an opinion, unqualified as to the scope of the audit, regarding such statements;

          (c) Within five days after Sulpizio learns of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against Sulpizio or its business, assets or properties, written notice of the nature and extent of such suit or proceeding;

          (d) Within ten days after Sulpizio learns of any material change in Sulpizio's management, competition, financial condition or properties, written notice of the nature and extent of such change;

          (e) Promptly after the submission thereof to Sulpizio, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of Sulpizio made by such accountants; and

          (f) With reasonable promptness, such other financial data relating to the business, affairs and financial condition of Sulpizio as is available to Sulpizio and as from time to time Mortco may reasonably request.

     5.4 INSPECTION. Sulpizio shall (upon receipt of reasonable notice) permit Mortco and any of its officers or employees, or any outside representatives designated by it and reasonably satisfactory to Sulpizio, to visit and inspect at Mortco's expense, any of the properties of Sulpizio including their books and records (and to make extracts therefrom) and to discuss its affairs, finances and accounts with its officers, except with respect to trade secrets and similar confidential information, all to such reasonable extent and at such reasonable times and intervals as Mortco may reasonably request without disruption of Sulpizio's operations.

     5.5  PAYMENT OF TAXES AND MAINTENANCE OF PROPERTIES.  Sulpizio shall:

          (a) pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all material claims of any kind (including claims for labor, material and supplies) which, if unpaid, might by law become a lien or charge upon

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

     its property; provided, however, that Sulpizio shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if Sulpizio shall have set aside on its books, reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto; and

          (b) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs and renewals and replacements which in the opinion of Sulpizio are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     5.6  INSURANCE.  Sulpizio shall:

          (a) keep or cause all of its insurable property or properties to be kept insured against loss or damage against fire and other business risks in such amounts as is customary for similar businesses of comparable size;

          (b) maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by Sulpizio or occurring as a result of its maintenance or operation of any automobiles, trucks or other vehicles or other facilities; and

          (c) maintain all such workers' compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Sulpizio may be engaged in business.

     5.7 FILING OF REPORTS. Sulpizio will, from and after such time as it has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the SEC so that Rule 144 under the Securities Act will be available to the security holders of Sulpizio who are otherwise able to take advantage of the provisions of such Rule.

     5.8 PAYMENT OF INDEBTEDNESS AND DISCHARGE OF OBLIGATIONS. Sulpizio shall pay or cause to be paid the principal of and interest and premium, if any, on all Indebtedness for Borrowed Money heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable. Sulpizio shall faithfully observe, perform and discharge all of the material covenants, conditions and obligations which are imposed on it by any and all indentures and other agreements securing or evidencing such Indebtedness for Borrowed Money or pursuant to which such Indebtedness for Borrowed Money is issued, and will not permit the continuance of any act or omission which is, or under the provisions thereof may be declared to be, a default thereunder, unless such default is waived pursuant to the provisions thereof. As used in this

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

Agreement, the term "Indebtedness" means all items, except items of capital stock and surplus and reserves which are mere segregations of surplus, which would be included on the liability side of the consolidated balance sheet of Sulpizio in accordance with generally accepted accounting principles as of the date on which Indebtedness is to be determined. As used in this Agreement the term "Indebtedness for Borrowed Money" includes only indebtedness incurred as the result of a direct borrowing of money and shall not include Indebtedness incurred with respect to trade accounts.

6. NEGATIVE COVENANTS. VCI and Sulpizio hereby, jointly and severally, covenant and agree that, unless Mortco otherwise gives its prior written consent, which consent may be withheld in its sole discretion, Sulpizio shall not permit, and VCI shall cause Sulpizio not to permit, any of the following to be done:

     6.1 SALE OF BUSINESS, MERGER, OR CONSOLIDATION, ETC. Sulpizio shall not liquidate, dissolve or sell, lease or otherwise dispose of more than 10% of its assets, or consolidate with, participate in a share exchange with, or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into it or commence any proceeding therefor.

     6.2 DIVIDENDS ON OR REDEMPTION OF COMMON STOCK. Sulpizio shall not declare or pay any dividend, either in cash or property, or make any other distribution on any shares of its stock or purchase, redeem, retire or otherwise acquire for any consideration, any shares of stock.

     6.3 COMPENSATION TO CERTAIN EMPLOYEES. Sulpizio shall not pay any compensation, whether by way of salaries, bonuses, fees, participation in pension or profit sharing plans or otherwise, to its officers and directors in excess of the respective amounts being paid on the date hereof, plus 20%.

     6.4 ISSUANCE OF STOCK AND RIGHTS TO ACQUIRE STOCK. Sulpizio shall not issue any shares of stock of Sulpizio of any class and shall not authorize, issue or grant any options, warrants, conversion rights or other rights to purchase or acquire any shares of stock of Sulpizio of any class.

     6.5  OTHER RESTRICTIONS.  Sulpizio shall not:

          (a) make loans or advances to any third party or Affiliate, which individually or in the aggregate, exceed $50,000 (including without limitation to any officer, director, employee or stockholder of Sulpizio) or become a guarantor or surety or pledge credit with respect to any obligation, other than pursuant to Section 6.8 of this Agreement, that exceeds $50,000 on any undertaking of a third party or Affiliate;

          (b) purchase or invest in the stock or obligations of any other person, firm or corporation whose principal business is unrelated to the retail video business;

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

          (c) purchase, acquire, lease or transfer any property to, or otherwise deal with, in the ordinary course of business or otherwise, VCI or any Affiliate of Sulpizio or VCI, except on an arm's length basis in transactions which are on no less favorable terms to Sulpizio than would be the case in a similar transaction with an unaffiliated Person; or

          (d) fail to perform or breach any of Sulpizio's respective obligations, agreements or representations and warranties under the Sulpizio PPT Agreement, the VCI/Subsidiaries PPT Agreement, or any other agreement with Mortco or Rentrak.

     6.6 REGISTRATION RIGHTS. Sulpizio shall not give to any stockholder the right to cause a registration with the Securities and Exchange Commission of the sale of such stockholders' securities.

     6.7 ARTICLES AND BYLAWS. Sulpizio shall not amend its Articles or Bylaws or otherwise change or modify its capital structure.

     6.8 BORROWED MONIES. Sulpizio shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness for Borrowed Money, other than Indebtedness that is subordinate pursuant to a Subordination Agreement, in form and substance satisfactory to Mortco, to the Indebtedness contemplated in the Related Documents, except for the Indebtedness described in
Schedule 6.9.

     6.9 RESTRICTIONS ON ENCUMBRANCES. Sulpizio shall not create, make, incur, assume or permit to exist any mortgage, pledge, lien, security interest, encumbrance or charge of any kind upon any of its properties or assets, whether now owned or hereafter acquired, except the following:

          (a) mortgages, pledges, liens, security interests and other encumbrances securing any Indebtedness owing to Mortco or Rentrak and the Indebtedness described on Schedule 6.9;

          (b)  Personal Property Purchase Money Encumbrances;

          (c) Workman's, materialmen's and similar liens imposed by operation of law.

For purposes of this Agreement, the term "Personal Property Purchase Money Encumbrances" means all mortgages, security interests, liens and other encumbrances existing upon any personal property at the time of its acquisition by Sulpizio or placed upon property being acquired by Sulpizio to secure a portion of the purchase price thereof; provided, however, that no such mortgage, security interest, lien, encumbrance, agreement or arrangement shall extend to or cover any other property of Sulpizio; and provided further that that aggregate principal amount of the Indebtedness secured by any such mortgage, security interest, lien, encumbrance, agreement or arrangement shall at no time exceed (i) the cost (including the principal amount of such

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Indebtedness, whether or not assumed) to Sulpizio of the property subject thereto, or (ii) the fair market value of such property at the time of purchase.

     6.10 CONFIDENTIALITY. VCI, Sulpizio and AIV, and their respective agents and representatives shall treat as strictly confidential and shall not, without express written consent of Rentrak and Mortco, disclose to any third party any of the specific terms and conditions concerning the transactions contemplated by this Agreement, including, but not limited to, the identity of Rentrak or Mortco with respect thereto, or in any other agreement or document referred to herein, including, but not limited to, the Related Documents. Rentrak and Mortco may, in the exercise of their sole discretion, disclose the existence of the transactions consummated pursuant to this Agreement and the Related Documents and upon the request of Rentrak or Mortco, VCI, Sulpizio and AIV shall confirm the same. This restriction, however, shall not prevent VCI, Sulpizio or AIV from disclosing the terms and conditions of this Agreement and the Related Documents pursuant to Court order. In the event Sulpizio engages in an initial public offering of its securities, Rentrak and Mortco agree not to unreasonably withhold their consent with respect to disclosures that are required under federal and state securities laws, provided that Sulpizio exercises its best efforts to uphold and abide by its obligations with respect to confidentiality as provided herein, including but not limited to, seeking confidential treatment by the SEC with respect to disclosures concerning this Agreement, the Related Documents, Rentrak or Mortco.

7.   EVENTS OF DEFAULT AND REMEDIES.

     7.1 EVENTS OF DEFAULT. For purposes of this Agreement, any one or more of the following events shall constitute an event of default hereunder ("Event of Default"):

          7.1.1 If any representation or warranty made by or on behalf of VCI, Sulpizio or AIV in this Agreement or the Related Documents, or in any certificate, report or other instrument delivered under or pursuant to any term thereof, shall prove to have been untrue or incorrect in any respect as of the date of this Agreement or as of the Closing; or

          7.1.2 Failure by VCI or any Subsidiary to strictly comply with any term, condition or covenant of this Agreement, the Related Documents, or any other agreement between VCI and Rentrak and/or Mortco, or between any Subsidiary and Rentrak and/or Mortco; or

          7.1.3 Dissolution, termination of existence, insolvency on a balance sheet basis, or business failure of VCI or any Subsidiary, the commencement by VCI or any Subsidiary of a voluntary case under the federal bankruptcy laws or under other federal or state law relating to insolvency or debtor's relief; the entry of a decree or order for relief against VCI or any Subsidiary in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to debtor's relief; the appointment or the consent by VCI or any Subsidiary to the appointment of receiver, trustee, or custodian of VCI or any Subsidiary, or of any of VCI's or any Subsidiary's property; an assignment for the benefit of creditors by

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VCI or any Subsidiary, or VCI's or any Subsidiary's failure generally to pay its debts as such debts become due.

     7.2 REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default as herein defined, Rentrak and Mortco shall be entitled to all remedies available at law or equity and may protect and enforce its rights hereunder by suit in equity or action at law. It is agreed that in the event of any such action, the prevailing party shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys at trial and on appeal.

     7.3 REMEDIES CUMULATIVE. No right, power or remedy conferred upon Rentrak and Mortco shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or now or hereafter available at law or in equity or by statute or otherwise.

     7.4 REMEDIES NOT WAIVED. No course of dealing between VCI, any Subsidiary, and Rentrak and/or Mortco, and no delay in exercising any right, power or remedy conferred hereby, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

8.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

     8.1 SURVIVAL. Notwithstanding any right of Rentrak or Mortco to fully investigate the affairs of VCI and each Subsidiary and notwithstanding any knowledge of facts determined or determinable by Rentrak or Mortco pursuant to such investigation or right of investigation, Rentrak and Mortco have the right to rely fully upon the representations, warranties, covenants, indemnities and agreements of VCI, Sulpizio, and AIV contained in or made pursuant to this Agreement or the Related Documents (including all Exhibits and Schedules thereto) or in any certificate, document or statement delivered pursuant thereto (collectively the "Ancillary Documents"). All representations, warranties, covenants, indemnities and agreements of the parties contained in or made pursuant to this Agreement, the Related Documents or the Ancillary Documents shall survive the Closing.

     8.2 OBLIGATION TO INDEMNIFY. VCI, Sulpizio, and AIV, jointly and severally, shall indemnify, defend and hold harmless Rentrak and Mortco, and their respective directors, officers, employees, affiliates, successors and assigns (collectively, the "Indemnitees") from and against any and all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") that are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may become subject at any time (whether or not such Losses relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with:

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

          (a) any inaccuracy in or any breach of any representation or warranty made by VCI or any Subsidiary in this Agreement, the Related Documents or the Ancillary Documents; or

          (b) any breach of any covenant or obligation of VCI or any Subsidiary contained in this Agreement, the Related Documents or the Ancillary Documents.

9.   MISCELLANEOUS.

     9.1 ENTIRE AGREEMENT. This document (including the Exhibits and Schedules attached hereto) is the entire, final and complete Agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto.

     9.2 WAIVER. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     9.3 BINDING EFFECT. All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns.

     9.4 NOTICES. Any notice of other communication required or permitted under this Agreement shall be in writing and shall be deemed given on the date of transmission when sent by telex or facsimile transmission, on the third business day after the day of mailing when mailed by certified mail, postage prepaid, return receipt requested, from within the United States, or on the date of actual delivery, whichever is the earliest, and shall be sent to the parties at the addresses shown on the first page of this Agreement, address, or at such other address as the party may hereafter designate by written notice to the others:

     9.5 AMENDMENT. No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

     9.6 SEVERABILITY. In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

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

     9.7 SURVIVAL OF COVENANTS. Any covenants the full performance of which are not required before Closing shall survive the Closing and be fully enforceable thereafter in accordance with their terms.

     9.8 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. This Agreement and all other agreements contemplated hereunder, including the Related Documents, and the rights of the parties hereunder and thereunder shall be governed, construed and enforced in accordance with by the laws of the State of Oregon, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement or the Related Documents, or any breach hereof or thereof, shall be brought and maintained exclusively in the federal or state courts in Portland, Oregon. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such suit or action in any such court and any claim that any such suit or action has been brought in an inconvenient forum. VCI, Sulpizio and AIV hereby irrevocably waive their right to a jury trial in any claim or cause of action based upon or arising out of this Agreement or the Related Documents or any dealings between VCI, Sulpizio and AIV and Rentrak and/or Mortco relating to this Agreement or the Related Documents.

     9.9 SCHEDULES. All Schedules to this Agreement shall be deemed an integral part of this Agreement and shall be incorporated herein by this reference as though set forth in full.

     9.10 SPECIFIC PERFORMANCE. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages and, accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

     9.11 RECITALS. The "Recitals" set forth at the beginning of this Agreement are true and accurate and are incorporated herein by this reference as though set forth in full.

     9.12 CAPTIONS. The caption headings of the sections and subsections of this Agreement are for convenience of reference only and are not intended to be, and should not be construed as, a part of this Agreement.

     9.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

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

     9.14 CROSS-REFERENCES. Unless expressly stated otherwise herein, all references in this Agreement to sections, exhibits, and schedules refer to sections, exhibits, and schedules of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate as of the day and year first above written.

VIDEO CITY, INC.           RENTRAK CORPORATION


By:                        By:
Title:                          Ron Berger, President

SULPIZIO ONE INC.          MORTCO, INC.


By:                         By:
Title:                           Ron Berger, President


ADVENTURES IN VIDEO, INC.


By:
Title:

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